PRESS RELEASE	FOR IMMEDIATE RELEASE

HARRIS & HARRIS GROUP, INC.	FEBRUARY 24, 2011
1450 BROADWAY, 24TH FLOOR
NEW YORK, NEW YORK 10018
CONTACT: DOUGLAS W. JAMISON

TEL. NO. (212) 582-0900

HARRIS & HARRIS GROUP CLOSES NEW
$10 MILLION REVOLVING CREDIT FACILITY

Harris & Harris Group, Inc., (NASDAQ: TINY) today announced the closing of a new $10 million revolving credit facility with TD Bank, N.A. to be used in conjunction with its investments in venture debt.  The facility, which matures on February 24, 2014, generally bears interest, at Harris & Harris Group’s option, based on (i) LIBOR plus 1.25% or (2) the higher of the federal funds rate plus fifty basis points (0.50%) or the U.S. prime rate as published in the Wall Street Journal.  Harris & Harris Group does not plan to use this credit facility in conjunction with any private venture capital equity investments.

Harris & Harris Group is a publicly traded venture capital company that invests in nanotechnology and microsystems. Detailed information about Harris & Harris Group and its holdings can be found on its website at www.HHVC.com.

This press release may contain statements of a forward-looking nature relating to future events. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. These statements reflect the Company's current beliefs, and a number of important factors could cause actual results to differ materially from those expressed in this press release. Please see the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as well as subsequent filings, filed with the Securities and Exchange Commission for a more detailed discussion of the risks and uncertainties associated with the Company's business, including but not limited to the risks and uncertainties associated with venture capital investing and other significant factors that could affect the Company's actual results. Except as otherwise required by Federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events or uncertainties. The reference to the website www.HHVC.com has been provided as a convenience, and the information contained on such website is not incorporated by reference into this press release.